UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     October 4, 2000

LASER Mortgage Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13563 (Commission File Number)	22-3535916 (IRS Employer ID Number)

65 East 55th Street, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's Telephone Number, including area code:	212-758-6200

N/A
(Former name or former address, if changed since last report)

Item 5.           Other Events.

          On October 4, 2000, the Registrant announced that its Board of Directors authorized the Registrant’s management to prepare a plan of liquidation for the Registrant. At the same time, the Registrant’s management was directed to complete an on-going business plan, which contemplates continuing the Registrant’s operations. The Board intends to consider both alternatives within the next few months. The Registrant also announced the appointment of two new directors, Mark Hobbs and Arthur House, and its acceptance of the resignation of two of its directors, Frederick Khedouri and Stuart Coleman.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

           None.

(b) Pro Forma Financial Statements

           None.

(c) Exhibits

99.1     Press Release, dated October 4, 2000

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER MORTGAGE MANAGEMENT, INC. By: /s/ William J. Michaelcheck Name: William J. Michaelcheck Title: President

Dated: October 6, 2000

EXHIBIT INDEX

Exhibit           Description

99.1               Press Release, dated October 4, 2000